As filed with the Securities and Exchange Commission on May 2, 2024

Registration Statement File No. 333-127001
Registration Statement File No. 333-167755
Registration Statement File No. 333-175355
Registration Statement File No. 333-213545
Registration Statement File No. 333-214885
Registration Statement File No. 333-238940
Registration Statement File No. 333-274388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-127001)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-167755)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-175355)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-213545)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-214885)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-238940)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-274388)

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company
(Exact name of registrant as specified in its charter)

Iowa	42-1447959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6000 Westown Parkway West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

American Equity Investment Life Holding Company 1996 Stock Option Plan
American Equity Investment Life Holding Company 2000 Employee Stock Option Plan
American Equity Investment Life Holding Company 2000 Director Stock Option Plan
American Equity Investment Life Holding Company 1997 Management Subscription Rights Plan
American Equity Investment Life Holding Company Restated and Amended Stock Option and Warrant Agreement with David J. Noble
American Equity Investment Life Holding Company 2009 Employee Incentive Plan
American Equity Investment Life Holding Company 2011 Director Stock Option Plan
American Equity Investment Life Holding Company 2016 Employee Incentive Plan
American Equity Investment Life Holding Company 2013 Director Equity and Incentive Plan
American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan
American Equity Investment Life Holding Company 2023 Equity Incentive Plan
(Full title of the plan)

Shari V. Wood
6000 Westown Parkway
West Des Moines, Iowa 50266
(Name and address of agent for service)

(515) 221-0002
(Telephone number, including area code, of agent for service)

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

         American Equity Investment Life Holding Company, an Iowa corporation (the “Registrant”), is filing these Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”), to deregister any and all shares of the Registrant’s common stock, par value $1.00 per share (the “Registrant Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

●
Registration Statement on Form S-8 (Registration File No. 333-127001), which was filed with the Commission on July 28, 2005, pertaining to the registration of 6,138,245 shares of Registrant Common Stock under the under the 1996 Stock Option Plan, the 2000 Employee Stock Option Plan, the 2000 Director Stock Option Plan, the 1997 Management Subscription Rights Plan and the Restated and Amended Stock Option and Warrant Agreement with David J. Noble;

●
Registration Statement on Form S-8 (Registration File No. 333-167755), which was filed with the Commission on June 24, 2010, pertaining to the registration of 2,500,000 shares of Registrant Common Stock under the Registrant’s 2009 Employee Incentive Plan;

●
Registration Statement on Form S-8 (Registration File No. 333-175355), which was filed with the Commission on July 5, 2011, pertaining to the registration of 250,000 shares of Registrant Common Stock under the Registrant’s 2011 Director Stock Option Plan;

●
Registration Statement on Form S-8 (Registration File No. 333-213545), which was filed with the Commission on September 8, 2016, pertaining to the registration of 2,726,707 shares of Registrant Common Stock under the Registrant’s 2016 Employee Incentive Plan;

●
Registration Statement on Form S-8 (Registration File No. 333-214885), which was filed with the Commission on December 2, 2016, pertaining to the registration of 116,500 shares of Registrant Common Stock under the Registrant’s 2013 Director Equity and Incentive Plan;

●
Registration Statement on Form S-8 (Registration File No. 333-238940), which was filed with the Commission on June 4, 2020, pertaining to the registration of 5,038,088 shares of Registrant Common Stock under the Registrant’s Amended and Restated Equity Incentive Plan, which is an amendment and restatement of the American Equity Investment Holding Company 2016 Employee Incentive Plan; and

●
Registration Statement on Form S-8 (Registration File No. 333-274388), which was filed with the Commission on September 7, 2023, pertaining to the registration of 3,000,000 shares of Registrant Common Stock under the American Equity Investment Life Holding Company 2023 Equity Incentive Plan.

          On July 4, 2023, the Registrant entered into that certain Agreement and Plan of Merger with Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”) and Arches Merger Sub Inc., an Iowa corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”) and Brookfield Asset Management Ltd., a company incorporated under the laws of the Province of British Columbia, which provides for the merger of Merger Sub with and into the Registrant, with the Registrant surviving as an indirect, wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on May 2, 2024, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

          In connection with the Merger, the Registrant has terminated any and all of the offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold or otherwise unissued at the termination of the offerings, the Registrant hereby amends the Registration Statements and removes from registration any and all of the securities of the Registrant registered under the Registration Statements that remain unsold or otherwise unissued as of the date of these Post-Effective Amendments, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the 2nd day of May, 2024.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY,

By:	/s/ Garrett Williams
Name:	Garrett Williams
Title:	Corporate Secretary and Senior Vice President

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.